                                                                    EXHIBIT 3.17

                               STATE OF WASHINGTON

                                     [SEAL]

                               SECRETARY OF STATE


I, SAM REED, Secretary of State of the State of Washington and custodian of its seal, hereby certify by this certificate that the attached is a true and correct copy of

                              ARTICLES OF AMENDMENT

                                       of

                                   YPTEL, INC.


                  as filed in this office on February 11, 2000.


                                Date:  June 19, 2001

                                Given under my hand and the Seal of the State of Washington at Olympia, the State Capital


                                /s/ Sam Reed
                                ------------------------------------------------
                                Sam Reed, Secretary of State

                               STATE OF WASHINGTON

                                     [SEAL]

                               SECRETARY OF STATE


        I, RALPH MUNRO, Secretary of State of the State of Washington and custodian of its seal, hereby issue this

                            CERTIFICATE OF AMENDMENT

                                       to

                                   YPTEL, INC.


a Washington Profit corporation. Articles of Amendment were filed for record in this office on the date indicated below.


   UBI Number:  601 905 041        Date:  February 11, 2000

                                   Given under my hand and the Seal of the State of Washington at Olympia, the State Capital

   [SEAL]
                                      /s/ Ralph Munro
                                   ---------------------------------------------
                                   Ralph Munro, Secretary of State
                                             2-591719-6

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                                   YPTEL, INC.


        Pursuant to RCW 23B.06.020 and RCW 23B.10.060 of the Washington Business Corporation Act, the undersigned corporation hereby submits the following amendments to the corporation's Articles of Incorporation.

        1. The name of the corporation is YPTel, Inc.

        2. The text of the amendment to Article III of the Articles of Incorporation, as amended, establishing the terms of Series A Cumulative Preferred Stock is as follows:

                Pursuant to the authority vested in the Board of Directors of the Corporation under Article III, Section 2 of its Articles of Incorporation, as amended, the Board of Directors has adopted and approved preferences and other special rights, and qualifications, limitations or restrictions on such preferences and rights of Series A Cumulative Preferred Stock as set forth on the Certificate of the Preferences, Limitations,1 Voting Powers and Rights of the Series A Cumulative Preferred Stock attached hereto as Exhibit A and incorporated herein by this reference.

        3. The above amendment was adopted and duly approved by the Board of Directors of the Corporation on February 10, 2000. In accordance with RCW 23B.06.020; no shareholder action was required.

DATED: February 10,2000.

                                       YPTEL, INC.


                                       By: /s/ Edward Truant
                                           -------------------------------------
                                       Name: Edward Truant
                                       Title: Secretary & Treasurer

                     EXHIBIT A TO THE ARTICLES OF AMENDMENT


                  CERTIFICATE OF THE PREFERENCES, LIMITATIONS,

                         VOTING POWERS AND RIGHTS OF THE

                       SERIES A CUMULATIVE PREFERRED STOCK

                                 OF YPTEL, INC.,


                  PURSUANT TO RCW 23B.06.010 AND RCW 23B.06.020
                   OF THE WASHINGTON BUSINESS CORPORATION ACT


        The preferences, limitations, voting powers and rights of the Series A Cumulative Preferred Stock of YPTel, Inc. are as follows:


        1. Liquidation Preference. The aggregate liquidation preference of all Series A Cumulative Preferred Stock shall be equal to the fair market value of the Corporation as of the date of the first issuance of any shares of such stock (which value is, for purposes of the liquidation preference deemed to be equal to the value of the YPTel Corporation common stock exchanged pursuant to Section 1.2(b) of the Amended and Restated YPTel Agreement as further defined below) less Canadian $20,655,000.00 (the "Liquidation Preference"). The liquidation preference for each share of Series A Cumulative Preferred Stock shall be equal to the total aggregate liquidation preference divided by the total number of shares of Series A Cumulative Preferred Stock issued and outstanding at the time of liquidation.

        2. Rank. The Series A Cumulative Preferred Stock shall, with respect to dividend distributions and distributions of assets and rights upon the liquidation, winding up and dissolution of the Corporation, rank senior to all classes of common stock of the Corporation (including, without limitation, the common stock of the Corporation (the "Common Stock")) and to each other class or series of Capital Stock of the Corporation hereafter created (the Common Stock and each other class or series of Capital Stock of the Corporation are hereinafter collectively referred to as the "Junior Stock").

        3. Dividends.

                (a) Quarterly Dividends. The holders of the Series A Cumulative Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available for the payment of dividends, quarterly cash dividends (the "Quarterly Dividends") in an amount equal to the product of (i) two and one-fourth percent (2 1/4 %) (the "Rate") and (ii) the Liquidation Preference, payable on the thirty-first day of March, the thirtieth day of June, the thirtieth day of September and the thirty-first day of December, or the next succeeding Business Day, in each year (each such day being hereinafter called a "Quarterly Dividend Date" and each period ending on the day preceding a Quarterly Dividend Date being hereinafter called a "Quarterly Dividend Period"), which shall be payable to holders of Series A Cumulative Preferred Stock of record at the close of business on such date as shall be fixed by the Board of Directors at the time of the declaration of a Quarterly Dividend, which record date shall be not less than 10 nor more than 30 days preceding the Quarterly Dividend Date. The first Quarterly Dividend Date shall be on March 30, 2000.

                (b) All Dividends Pro Rata. No Quarterly Dividend shall be paid or declared and set apart for payment on any share of Series A Cumulative Preferred Stock unless a Quarterly Dividend for the same Quarterly Dividend Period and all past Quarterly Dividend Periods, in an equivalent amount shall be or have been paid or declared and set apart for payment on each other share of Series A Cumulative Preferred Stock outstanding during any such Quarterly Dividend Period.

                (c) Restricted Stock Payments. The Corporation will not, directly or indirectly, declare, pay, order, make or set apart any sum or property for any Restricted Stock Payment (as hereinafter defined) with respect to any class of Junior Stock unless (i) no shares of Series A Cumulative Preferred Stock are then outstanding or (ii) (x) the Liquidation Preference per share, plus (y) an amount equal to all Quarterly Dividends declared and unpaid thereon have been paid on all outstanding shares of Series A Cumulative Preferred Stock.

                For purposes hereof, the term "Restricted Stock Payment" means
(i) any dividend or other distribution, direct or indirect (whether in cash or other property), on or on account of any shares of any class of stock of the Corporation now or hereafter outstanding (other than dividends payable solely in shares of Junior Stock of the Corporation that do not reduce the amount of capital surplus and retained earnings of the Corporation legally available for the payment of dividends), or (ii) any redemption, retirement, purchase or other acquisition, direct or indirect (whether with cash or other property), of any shares of any class of stock of the Corporation now or hereafter outstanding (or of any warrants or rights to purchase any such stock).

        4. Provisions Regarding Liquidation Preference.

                (a) Upon the dissolution, liquidation or winding up of the Corporation whether voluntary or involuntary, the holders of the shares of Series A Cumulative Preferred Stock shall be entitled to receive out of the assets of the Corporation before any payment or distribution shall be made on Junior Stock, (i) cash in the amount of the Liquidation Preference per share, plus (ii) an amount equal to all Quarterly Dividends declared and unpaid thereon on the date of final distribution (the "Final Distribution Date").

                (b) A liquidation following a sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall be deemed a dissolution, liquidation or winding up of the Corporation for the purposes of this Section, but the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall not be deemed a dissolution, liquidation or winding up of the Corporation for the purposes of this Section.

                (c) If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation the aggregate amount of assets of the Corporation available for distribution to the holders of shares of Series A Cumulative Preferred Stock shall be insufficient to pay such holders the full amount to which they are entitled hereunder, the holders of shares of the Series A Cumulative Preferred Stock shall share ratably in any distribution of assets in proportion to the respective amounts which would be payable in respect of the shares of Series A Cumulative Preferred Stock if all amounts payable on or with respect to shares of Series A Cumulative Preferred Stock were paid in full. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation payment shall have been made to the holders of Series A Cumulative Preferred Stock of the full amount to which they shall be entitled hereunder, such holders shall not be entitled to any further participation in the distribution of the remaining assets of the Corporation available for distribution to its stockholders.

        5. Optional Redemption.

                (a) From and after March 1, 2007, the Corporation may, at the option of the Board of Directors and by notice given by the Corporation to all the holders of shares of Series A Cumulative Preferred Stock then outstanding, redeem outstanding shares of Series A Cumulative Preferred Stock, at any time or from time to time, either in whole or in part, at a price per share payable by the Corporation in cash (the "Redemption Price") equal to (i) the Liquidation Preference plus (ii) an amount equal to all Quarterly Dividends declared and unpaid thereon on the date of redemption (the "Redemption Date").

                (b) Notwithstanding the foregoing provisions of this Section 5, no shares of Series A Cumulative Preferred Stock shall be redeemed at any time while any dividends on any other shares of Series A Cumulative Preferred Stock are in arrears unless all outstanding shares of Series A Cumulative Preferred Stock are simultaneously redeemed, and the Corporation shall not, directly or indirectly, purchase or otherwise acquire any shares of Series A Cumulative Preferred Stock at any time while any dividends on any other shares of Series A Cumulative Preferred Stock are in arrears; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series A Cumulative Preferred Stock pursuant to a purchase or exchange offer made on a pro rata basis and on the same terms by or to the holders of all outstanding Series A Cumulative Preferred Stock.

                (c) In the case of any redemption of Series A Cumulative Preferred Stock pursuant to this Section 5, a notice of the Redemption Date and the time and place of redemption shall be given by the Corporation by mail at least 10 but not more than 45 days following receipt or delivery by the Corporation of the notice specified in paragraph (a) of this Section 5. The Redemption Date specified in such notice shall be not more than 60 days following receipt or delivery by the Corporation, as applicable, of the notice specified in paragraph (a) of this
Section 5.

                (d) At its option, the Corporation may, on or prior to the Redemption Date, deposit the aggregate amount payable upon redemption of the shares of Series A Cumulative Preferred Stock to be redeemed with a bank or trust company having its principal office within the United States and having a combined capital and surplus (as shown by its latest published financial statements) of at least $100,000,000 (hereinafter referred to as the "Depositary") designated by the Board of Directors and named in a notice referred to in paragraph (c) of this Section 5, to be held in trust by the Depositary for payment on the Redemption Date to the holders of the shares then to be redeemed. If such deposit is made and the funds so deposited are made immediately available on the Redemption Date to the holders of the shares to be redeemed, the Corporation shall upon such deposit be released and discharged from any obligation to make payment of the amount payable upon redemption of the shares to be redeemed, and the holders of such shares shall look only to the Depositary for such payment and shall be entitled to such payment upon the surrender of the certificates representing such shares. Any interest accrued on any funds deposited with the Depositary shall belong to the Corporation and shall be paid to it from time to time on demand.

                (e) Unless default be made in the payment of the Redemption Price, dividends on shares of Series A Cumulative Preferred Stock called for redemption shall cease to accumulate on the relevant Redemption Date, and all rights of the holders of such shares as stockholders of the Corporation by reason of the ownership of such shares shall cease on such Redemption Date, except the right to receive the amount payable upon redemption of such shares, on the presentation and surrender of the respective certificates representing such shares on or before the close of business on the Redemption Date, and after the Redemption Date such shares shall not be deemed to be outstanding for any purpose whatsoever (notwithstanding that any certificates for shares called for redemption have not been surrendered for cancellation). In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be promptly issued by the Corporation representing the unredeemed shares without cost to the holder thereof.

                (f) Any shares of Series A Cumulative Preferred Stock which at any time shall have been redeemed, shall, after such redemption, have no voting, dividend or liquidation rights and shall be retired and shall have the status of authorized but unissued shares of such stock.

                (g) In order to facilitate the redemption of any shares that may be chosen for redemption, the Board of Directors may cause the transfer books of the Corporation to be closed as to such shares at any time from and after the relevant Redemption Date and may make and enforce any and all such reasonable regulations not inconsistent herewith governing the manner of redemption as the Board of Directors in its discretion may deem advisable.

                (h) All provisions herein concerning redemption of the Series A Cumulative Preferred Stock may be exercised only when the Corporation has sufficient funds legally available to make such redemption. If any such redemption cannot be made, it shall be made whenever it is first possible to do so consistent with the foregoing requirement.

        6. Voting Rights. Except as may otherwise be required by law the holders of shares of Series A Cumulative Preferred Stock shall have no voting rights.

        7. Reissuance of Series A Cumulative Preferred Stock. Shares of Series A Cumulative Preferred Stock that have been issued and reacquired by the Corporation in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Washington) have the status of authorized and unissued shares of such stock.

        8. Definitions. As used in this Certificate of the Preferences, Limitations, Voting Powers and Rights of the Series A Cumulative Preferred Stock, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                "Amended and Restated YPTe1 Agreement" means that certain Amended and Restated YPTe1 Agreement among Advanced Communications Group, Inc., a Delaware corporation, YPTel Corporation, a corporation incorporated under the laws of Canada, et al. dated October 26, 1999.

                "Board of Directors" shall have the meaning ascribed to it in
Section 1 hereof.

                "Business Day" means any day except a Saturday, a Sunday, or other day on which commercial banks in the State of Washington are authorized or required by law or executive order to close.

                "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or nonvoting) of, such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security that is exchangeable for or convertible into such capital stock).

                "Common Stock" shall have the meaning ascribed to it in Section 2 hereof.

                "Corporation" shall mean YPTel, Inc., a Washington corporation.

                "Depositary" shall have the meaning ascribed such term in paragraph 5(d) hereof.

                "Final Distribution Date" shall have the meaning ascribed such term in paragraph 4(a) hereof.

                "Junior Stock" shall have the meaning ascribed to it in Section 2 hereof.

                "Liquidation Preference" shall have the meaning ascribed to it in Section 1 hereof.

                "Person" means an individual, a corporation, a partnership, an association, a trust, an estate or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                "Quarterly Dividend" shall have the meaning ascribed to it in paragraph 3(a) hereof.

                "Quarterly Dividend Date" shall have the meaning ascribed to it in paragraph 3(a) hereof.

                "Quarterly Dividend Period" shall have the meaning ascribed to it in paragraph 3(a) hereof.

                "Redemption Date" shall have the meaning ascribed to it in paragraph 5(a) hereof.

                "Redemption Price" shall have the meaning ascribed to it in paragraph 5(a) hereof.

                "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

                                      * * *


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                      SIGNATURES ON THE FOLLOWING PAGE(S)]

        YPTel, Inc. has caused this certificate to be duly executed by its Secretary this 10th day of February 2000.


                                       YPTel, Inc.


                                       By: /s/ Edward Truant
                                           -------------------------------------
                                       Name: Edward Truant
                                       Title: Secretary

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                                   YPTEL, INC.


        Pursuant to RCW 23B.10.060 of the Washington Business Corporation Act, the undersigned corporation hereby submits the following amendments to the corporation's Articles of Incorporation.

        1. The name of the corporation is YPTel, Inc.

        2. The text of the amendment as adopted is as follows:

                Article III of the Articles of Incorporation of the corporation is hereby deleted in its entirety and replaced with the following:

                                   ARTICLE III

                                  CAPITAL STOCK

        Section 1. Capital Stock. The total number of shares of all classes of capital stock which YPTel, Inc. (the "Corporation") shall have the authority to issue is 100,000,100 shares consisting of (a) 100 shares of a class designated as Series A Cumulative Preferred Stock (the "Series A Cumulative Preferred Stock") and (b) 100,000,000 shares of common stock (the "Common Stock"). The preferences, limitations, voting powers and relative rights of the Series A Cumulative Preferred Stock and the Common Stock of the Corporation are set forth below in Section 2 and Section 3, respectively.

        Section 2. Series A Cumulative Preferred Stock. The Series A Cumulative Preferred Stock of the Corporation shall have (a) such rights as are provided by the Washington Business Corporation Act as are customarily attendant to shares of preferred stock, and (b) before the issuance of any shares of Series A Cumulative Preferred Stock the board of directors ("Board of Directors") of the Corporation shall have the authority to adopt and approve a resolution or resolutions setting forth such preferences, limitations, voting powers and rights of Series A Cumulative Preferred Stock, which preferences, limitations, voting powers and rights need not be approved by the shareholders pursuant to RCW 23B.06.020. Except as otherwise provided herein, or as otherwise provided by applicable law, all shares of Series A Cumulative Preferred Stock shall have the same rights and privileges and shall rank equally, share ratably, and be identical in all respects as to all matters.

        Section 3. Common Stock. Subject to the rights of the Series A Cumulative Preferred Stock, as set forth herein, the Common Stock of the Corporation shall have (a) such rights as are provided by the Washington Business Corporation Act and as are customarily attendant to shares of Common Stock, and (b) the rights set forth below in this Section 3. Except as otherwise provided herein, or as otherwise provided by applicable law, all shares of Common Stock shall have the same rights and privileges and shall rank equally, share ratably, and be identical in all respects as to all matters.

                A. Dividends. The holders of shares of the Common Stock shall be entitled to receive, to the extent permitted by law, such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors of the corporation from time to time out of assets or funds of the Corporation legally available therefor.

                B. Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled to receive a pro rata distribution of the net assets of the Corporation, after the Corporation shall have satisfied or made provision for its debts and obligations, and shall participate in any and all such distributions on an equal per share basis.

                C. Voting Rights. The holders of shares of Common Stock shall have the exclusive right to vote for (or to consent with respect to) the election of directors and, except as otherwise may be specifically required by law, on all other matters requiring the action of the stockholders of the corporation or submitted to the stockholders of the corporation for action. Each share of Common Stock shall be entitled to one (1) vote.


         REMAINDER OF THIS PAGE INTENTIONALLY BLANK - SIGNATURES ON THE
                                 FOLLOWING PAGE

        3. This amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

        4. The date of adoption of this amendment was February 2000.

        5. The above amendment was adopted and duly approved by the board of directors and sole shareholder of the corporation by unanimous written consent in lieu of a meeting in accordance with RCW 23B.l0.030 and 23B.l0.040.

        6. This amendment will be effective upon filing with the Secretary of State.

        DATED:   February, 2000.

                                            YPTEL, INC.


                                            By: /s/ Edward Truant
                                                --------------------------------
                                            Name: Edward Truant
                                            Title: Secretary & Treasurer

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                            YPTEL (U.S.) CORPORATION


        Pursuant to RCW 23B. 10.060 of the Washington Business Corporation Act, the undersigned corporation hereby submits the following amendments to the corporation's Articles of Incorporation.

        1. The name of the corporation is YPTEL (U.S.) Corporation.

        2. The text of the amendment as adopted is as follows:

                a. Article I of the Articles of Incorporation is hereby amended in its entirety as follows:

                                    ARTICLE I

                                      NAME

        The name of the corporation is YPTel, Inc.

        3. This amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

        4. The date of the adoption of this amendment was October 29, 1998.

        5. The above amendment was adopted by the directors of the corporation by written consent in lieu of a meeting; shareholder action was not required.

        6. This amendment will be effective upon filing with the Secretary of State.

        DATED:  October 29, 1998.

                                       YPTEL (U.S.) CORPORATION


                                       By: /s/ Jeffrey L. Rosenthal, President
                                           -------------------------------------
                                               Jeffrey L. Rosenthal, President

                            ARTICLES OF INCORPORATION
                                       OF
                            YPTEL (U.S.) CORPORATION


                                    ARTICLE I

                                      NAME

        The name of the corporation is YPTEL (U.S.) Corporation.

                                   ARTICLE II

                                    PURPOSES

        The corporation is organized for the purpose of engaging in any business, trade or activity which may be conducted lawfully by a corporation organized under the Washington Business Corporation Act.

                                   ARTICLE III

                                     SHARES

        The corporation is authorized to issue 100,000,000 shares of common stock.

                                   ARTICLE IV

                              NO PREEMPTIVE RIGHTS

        Except as may otherwise be provided by the Board of Directors, no preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of the corporation.

                                    ARTICLE V

                              NO CUMULATIVE VOTING

        At each election for directors, every shareholder entitled to vote at such election has the tight to vote in person or by proxy the number of shares held by such shareholder for as many persons as there are directors to be elected. No cumulative voting for directors shall be permitted.

                                   ARTICLE VI

                                     BYLAWS

        The Board of Directors shall have the power to adopt, amend or repeal the Bylaws or adopt new Bylaws. Nothing herein shall deny the concurrent power of the shareholders to adopt, alter, amend or repeal the Bylaws.

                                   ARTICLE VII

                           REGISTERED OFFICE AND AGENT

        The address of the initial registered office of the corporation is 1420 Fifth Avenue, Suite 4100, Seattle, Washington 98101-2338 and the name of the initial registered agent at that address is LPSL Corporate Services, Inc.

                                  ARTICLE VIII

                                    DIRECTORS

        The number of directors of the corporation shall be determined in the manner specified by the Bylaws and may be increased or decreased from time to time in the manner provided therein. The initial Board of Directors shall consist of three (3) directors whose names are as follows:

                              Jeffrey L. Rosenthal
                                Stephen D. Lister
                                 Maxwell Gotlieb

                                   ARTICLE IX

                                  INCORPORATOR

        The incorporator is LPSL Corporate Services, Inc., whose address is 1420 Fifth Avenue, Suite 4100, Seattle, Washington 98101-2338.

                                    ARTICLE X

                       LIMITATION OF DIRECTORS' LIABILITY

        A director shall have no liability to the corporation or its shareholders for monetary damages for conduct as a director, except for acts or omissions that involve intentional misconduct by the director, or a knowing violation of law by the director, or fur conduct violating RCW 23B.08.3 10, or for any transaction from which the director will personally receive a benefit in money property or services to which the director is not legally entitled. If the Washington Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification for or with respect to an act or omission of such director occurring prior to such repeal or modification.

                                   ARTICLE XI

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 1. Right to Indemnification. Each person who was, or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation or, while a director or officer, he or she is or was serving at the request of the corporation as a director; trustee, officer employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the corporation, to the full extent permitted by applicable law as then in effect, against all expense, liability and loss (including attorneys fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of any undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 1 or otherwise.

        Section 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the claimant is not so entitled. Neither the failure of the corporation (including its board of directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances nor an actual determination by the corporation (including its board of directors, independent legal counsel or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

        Section 3. Nonexclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

        Section 4. Insurance, Contracts and Funding. The corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The corporation may, without further shareholder action, enter into contracts with any director or officer of the corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

        Section 5. Indemnification of Employees and Agents of the Corporation. The corporation may, by action of its board of directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to tights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

                                   ARTICLE XII

                               VOTING REQUIREMENTS

        Unless otherwise provided in the Bylaws of the corporation, or such other agreement among the corporation and its directors or its shareholders, a majority of the votes entitled to be cast on a matter by a voting group shall constitute a quorum, unless otherwise provided by law.

        IN WITNESS WHEREOF, the undersigned has executed these Articles on September 30, 1998.

                                       LPSL CORPORATE SERVICES, INC., as
                                       incorporator


                                       By /s/ Jim D. Johnston
                                          --------------------------------------
                                              Jim D. Johnston, Vice President